CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                            REVOLUTION FIGHTING, INC,

REVOLUTION FIGHTING, INC., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware.
     DOES  HEREBY  CERTIFY:
     FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph thereof and subsisting in lieu of said paragraph the following new paragraph:
     "1. The name of the Corporation is LEGEND INVESTMENT CORPORATION. (the "Corporation")."
     SECOND: That the forgoing amendment was duly adopted in accordance with the provision of 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF. SAID REVOLUTION FIGHTING, INC. has caused this Certificate to be signed by Peter Klamka, the Chief Executive Officer and Secretary, this 5th day of January, 2005

                                          REVOLUTION  FIGHTING,  INC.


                                          By:  /s/  Peter  Klamka
                                               ----------------------------
                                               Peter  Klamka
                                               Chief  Executive  Officer  &
                                               Secretary